Exhibit 99.1

Fast Radius Appoints Pat McCusker as President and Interim Chief Financial Officer and John Nanry as Chief Operating Officer

CHICAGO — June 14, 2022 — Fast Radius (Nasdaq: FSRD), a digital manufacturing and supply chain company, today announced the appointment of Pat McCusker as President and Interim Chief Financial Officer and John Nanry as Chief Operating Officer, effective June 30, 2022.

McCusker and Nanry are both co-founders of Fast Radius. Over the past five years, McCusker has been instrumental in Fast Radius’ growth, having held leadership roles across commercial execution, financial operations, capital markets engagement, and other functions. McCusker previously served as Interim CFO for Fast Radius from 2017 to August 2021. In this role, he led broad cross-functional teams to prepare for and execute Fast Radius’ private financing rounds and entry into the public markets in February 2022. He most recently held the position of Chief Operating Officer.

With deep expertise in manufacturing, engineering, and operations, Nanry has been crucial to the evolution of Fast Radius. He most recently held the position of Chief Manufacturing and People Officer, where he led the development of Fast Radius’ manufacturing operations and aligning the company’s workforce planning and business strategy. In his new position as Chief Operating Officer, Nanry’s role will expand to also include the execution of Fast Radius’ operational strategy and processes.

“Pat and John bring distinctive experience and both are poised to lead our company in these new roles,” said Lou Rassey, CEO and Co-Founder of Fast Radius. “Pat and John are steadfast in their commitment to Fast Radius. They have evolved with our company, taking on new responsibilities with great stewardship, and dedicated to driving impact for our business, our customers, and our shareholders.”

Prior to Fast Radius, McCusker was President, North America at InnerWorkings (Nasdaq: INWK), a technology-enabled marketing services firm. Before that, he was an Associate Partner with McKinsey & Company, where he served technology clients across a wide range of functions. Before McKinsey, McCusker held cross-functional leadership roles at multiple early-stage growth companies. He holds an MBA from the University of Chicago and a BA from the University of Notre Dame.

Prior to Fast Radius, Nanry helped to build and lead the Digital Manufacturing Practice for McKinsey & Company, where he helped clients build and navigate their digital transformations. Nanry holds his MBA from Northwestern, and his BSE and MSE in Engineering from the University of Michigan.

McCusker replaces Prithvi Gandhi who resigned as Chief Financial Officer, effective June 30, 2022. On the departure of Gandhi, Rassey said, “Prith helped lead and navigate Fast Radius’ go-public process, while building out a strong team and finance function. I am grateful for his contributions. Everyone at Fast Radius wishes Prith great success in his next chapter.”

ABOUT FAST RADIUS

Fast Radius, Inc. is a leading cloud manufacturing and digital supply chain company. The Fast Radius Cloud Manufacturing Platform™ provides software applications and manufacturing solutions that help engineers design, make, and fulfill commercial-grade parts, when and where they are needed. This enables companies to manufacture and ship parts easily, flexibly, and sustainably. Founded in 2017, Fast Radius, Inc. is headquartered in Chicago with offices in Atlanta, Louisville, and Singapore, and microfactories in Chicago and at the UPS Worldport facility in Louisville, KY. To learn more about Fast Radius and how its digital manufacturing capabilities are helping companies, please visit Fast Radius or connect with us on LinkedIn or Twitter.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that Fast Radius is unable to obtain additional funding on terms that are acceptable to Fast Radius or at all; (ii) the outcome of any legal proceedings that may be instituted against Fast Radius, including following the consummation of the business combination with ECP Environmental Growth Opportunities Corp. (the “Transaction”), (iii) the ability to maintain the listing of Fast Radius’ securities on a national securities exchange, (iv) changes in the competitive industries in which Fast Radius operates, variations in operating performance across competitors, changes in laws and regulations affecting Fast Radius’ business and changes in the combined capital structure, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the Transaction, and the ability to identify and realize additional opportunities, (vi) risks related to the uncertainty of Fast Radius’ projected financial information, (vii) risks related to Fast Radius’ potential inability to become profitable and generate cash, (viii) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic or the armed conflict between Russia and Ukraine, (ix) the risk that demand for Fast Radius’ cloud manufacturing technology does not grow as expected, (x) the ability of Fast Radius to retain existing customers and attract new customers, (xi) the potential inability of Fast Radius to manage growth effectively, (xii) the potential inability of Fast Radius to increase its cloud manufacturing capacity or to achieve efficiencies regarding its cloud manufacturing process or other costs, (xiii) the enforceability of Fast Radius’ intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (xiv) Fast Radius’ dependence on senior management and other key employees, (xv) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Fast Radius operates, and (xvi) costs related to the Transaction and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties more fully described in Fast Radius’ filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended March 31, 2022 and other periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Fast Radius assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Fast Radius does not give any assurance that it will achieve its expectations.

CONTACT

Kelly Smith, MSL U.S.

Kelly.smith@mslgroup.com; 646-500-7654